FULLY DISCLOSED CLEARING AGREEMENT

                                       OF

                                PERSHING DIVISION

               DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



THIS AGREEMENT is made and entered into this 30th day of April, 2002 ("Effective Date") by and between the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation ("Pershing"), a Delaware Corporation, and Muriel Siebert & Co., Inc. ("Broker"), a Delaware Corporation.

1.0  APPROVAL

         This Agreement shall be subject to approval by the New York Stock Exchange, Inc. ("NYSE") and by any other self-regulatory organization vested with the authority to review or approve it. Pershing shall submit this Agreement to the NYSE and Broker shall submit the Agreement to any other such organization from which Broker is required to obtain approval. In the event of disapproval, the parties shall bargain in good faith to achieve the requisite approval.

2.0  AGREEMENT

         From the date of this Agreement until the termination of this Agreement as provided in Paragraph 22 hereof, Pershing shall carry the proprietary accounts of Broker and the cash and margin accounts of the customers of Broker introduced by Broker to Pershing, and accepted by Pershing, and shall clear transactions on a fully disclosed basis for such accounts, in the manner and to the extent set forth in this Agreement. The accounts of Broker shall incude the accounts of its divisions. Pershing shall also provide to Broker, including its divisions, systems hereinafter described, that provide Broker's customers the ability to trade, view their accounts and related information online via the Internet.

3.0  ALLOCATION OF RESPONSIBILITY

3.1  Responsibilities of the Parties.

         Pursuant to NYSE Rule 382, responsibility for compliance with applicable laws, rules, and regulations of the Securities and Exchange
Commission  ("SEC"),  the  National  Association  of  Securities  Dealers,  Inc.
("NASD"), the NYSE, and any other regulatory or self-regulatory agency or organization (collectively the "Rules") shall be allocated between Pershing and Broker as set forth in this Agreement. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the performance and supervision of that function.

3.2   Relationship with Customers.

         Except as provided in Paragraph 27.11 of this Agreement, all customers receiving services pursuant to this Agreement shall remain customers of Broker. Pershing shall provide services under this Agreement to Broker only to the extent explicitly required by specific provisions contained in this Agreement and shall not be responsible for any duties or obligations not specifically allocated to Pershing pursuant to this Agreement. Broker shall enter into appropriate contractual arrangements with customers on its own behalf, and such agreements shall make Broker, and not Pershing, responsible to customers for the provision of services. Broker shall not be deemed to be an agent of Pershing for any purpose, nor shall Pershing be deemed to have a fiduciary relationship with any of Broker's customers. Broker acknowledges that Pershing does not control the business or operations of Broker.

4.0     REPRESENTATIONS AND WARRANTIES

4.1     Broker.  Broker represents and warrants that:

4.1.1 Corporation Duly Organized. Broker is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

4.1.2 Registration. Broker is duly registered and in good standing as a broker-dealer with the SEC.

4.1.3 Authority to Enter Agreement. Broker has all requisite authority, whether arising under applicable federal or state law or the rules and regulations of any regulatory or self-regulatory organization to which Broker is subject, to enter into this Agreement and to retain the services of Pershing in accordance with the terms of this Agreement.

4.1.4 Material Compliance with Rules and Regulations. Except as otherwise disclosed, Broker and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with, the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Broker is a member, of the SEC, and of every state to the extent that Broker or any of its employees is subject to the jurisdiction of that state.

4.1.5 No Pending Action, Suit, Investigation, or Inquiry. Broker has disclosed to Pershing every material action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Broker, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Broker, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. Broker shall notify Pershing promptly, of the initiation of any such action, suit, investigation, inquiry, or proceeding that may have a material impact on the capital of Broker.

4.1.6 Broker Responsibility. Broker shall be responsible for all internal operations related to its business including without limitation (i) all accounting, bookkeeping, record-keeping, cashiering, commodity transactions, or any other transactions not involving securities; or any matter not contemplated by the Agreement; (ii) preparation of Broker's payroll records, financial statements, or any analysis thereof; (iii) preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by Pershing on behalf of Broker pursuant to this Agreement; and (iv) payment of commissions to Broker's sales personnel.



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

4.2   Pershing.  Pershing represents and warrants that:

4.2.1 Corporation Duly Organized. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

4.2.2 Registration. DLJ is duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing of the NYSE and the NASD.

4.2.3 Authority to Enter Agreement. DLJ has all requisite authority, whether arising under applicable federal or state law, or the rules and regulations of any regulatory or self-regulatory organization to which DLJ is subject, to enter into this Agreement and provide services in accordance with the terms of this Agreement.

4.2.4 Compliance with Registration. Pershing and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Pershing is a member, of the SEC, and every state.

4.2.5 No Pending Action, Suit, Investigation, or Inquiry. Pershing has disclosed to Broker every material action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Pershing, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Pershing, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. Pershing shall notify Broker promptly, of the initiation of any such action, suit, investigation, inquiry, or proceeding that may have a material impact on the capital of Pershing.

4.2.6 Pershing Responsibility. Pershing shall be responsible for all internal operations related to its business including without limitation (i) all accounting, bookkeeping, record-keeping, cashiering, commodity transactions, or any other transactions not involving securities; or any matter not contemplated by the Agreement; (ii) preparation of Pershing's payroll records, financial statements, or any analysis thereof; and (iii) preparation or issuance of checks in payment of Pershing's expenses, other than expenses incurred by Broker on behalf of Pershing pursuant to this Agreement.

5.0     ESTABLISHING AND ACCEPTING NEW ACCOUNTS

5.1 Acceptance of New Accounts. Broker shall be responsible for opening and approving new accounts in compliance with the applicable Rules.



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

5.1.1 Pershing reserves the right, upon advising Broker with an explanation (confirmed in writing or by electronic message in a manner as agreed by the parties), to reject any account which the Broker may forward to Pershing as a potential new account. Pershing also reserves the right, upon advising Broker with an explanation (confirmed in writing or by electronic message in a manner as agreed by the parties) to terminate any account previously accepted by it as a new account.

5.1.2 At the time of the opening of any new account, the Broker must obtain sufficient information from its customer to satisfy itself as to the identity of its client and the source of its funds to satisfy itself that opening the account would not violate the provisions of various Executive Orders and regulations issued thereunder by the Office of Foreign Assets Control (OFAC), which enforces economic and trade sanctions against foreign countries and their agents, terrorism sponsoring agencies and organizations and international narcotics traffickers.

5.2 Maintenance of Account Information. Pershing may rely without inquiry on the validity of all customer information furnished to it by Broker. Possession of any such documents or information, however provided, concerning Broker's customers does not create a duty on the part of Pershing to review or understand the content of those documents.

5.3 Pershing Operations Manual. Broker acknowledges receipt and familiarity with the Pershing "Quick Reference Guide" and "Bulletins" and agrees to familiarize itself with any modifications or supplements to such documents that may be issued from time to time. Pershing will comply with its operations manual to the extent necessary to perform its obligations under this Agreement.

6.0     SUPERVISION OF ORDERS AND ACCOUNTS

6.1 Responsibility for Compliance. Broker shall be solely responsible for compliance with applicable suitability, "Know Your Customer" rules, and other requirements of federal and state law and regulatory and self-regulatory rules and regulations governing transactions and accounts. Possession by Pershing of surveillance records, exception reports, or other similar data shall not obligate Pershing to review or be aware of their contents. Pershing shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Broker or any customer of Broker.

6.2 Compliance Procedures. Broker agrees to supervise compliance with the applicable Rules. Broker shall review transactions and accounts to assure compliance with prohibitions against manipulative practices and insider trading and other requirements of federal and state law and applicable regulatory and self-regulatory rules and regulations to which Broker or its customer are subject. Without limiting the above, Broker shall be responsible for compliance with the supervisory requirements in Section 15(b)(4) of the Securities Exchange Act of 1934, as amended, NASD Rule 3010, NYSE Rules 342, 351 and 431, and similar rules adopted by any other regulatory or self-regulatory agency or organization, to the extent applicable.

6.3 Knowledge of Customer's Financial Resources and Investment Objectives. Broker shall comply with Rule 405(1) of the NYSE or comparable requirements of similar Rules of any other regulatory or self-regulatory organization to which Broker is subject. Broker shall obtain all essential facts relating to each customer, each cash and margin account, each order, and each person holding a power of attorney over any account, in order to assess the suitability of transactions (when required by applicable Rules), the authenticity of orders, signatures, endorsements, certificates, or other documentation, and the frequency of trading. Broker warrants that, to the best of its knowledge, Broker will not open or maintain accounts for persons who are minors or who are otherwise legally incompetent and that Broker will comply with NYSE Rule 407 and other laws, rules, or regulations that govern the manner and circumstances in which accounts may be opened or transactions authorized.



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

6.4 Furnishing of Investment Advice. Broker shall be solely responsible for any recommendation or advice it may offer to its customers.

6.5 Discretionary Accounts. Broker shall be solely responsible for obtaining customer approval for and supervising discretionary accounts.

6.6 Obligations Regarding Certain Disclosures. Broker shall make any disclosures and obtain any agreements from its customers required by applicable law or regulation, including, without limitation, any disclosures or agreements required for listed options, penny stocks, derivative securities, account transfers or conversions. The cost of making such disclosures or obtaining such agreements shall be borne by Broker.

7.0    EXTENSION OF CREDIT

7.1 Presumption of Cash Account. Pershing may, but is not required to, permit customers of Broker to purchase securities on margin, but all transactions for a customer will be deemed to be cash transactions, and payment for those transactions will be required in the manner applicable to cash transactions, unless, on or prior to settlement, Broker has furnished Pershing with an executed margin agreement and consent to loan of securities.

7.2 Margin Requirements. Margin accounts introduced by Broker shall be subject to Pershing's margin requirements as in effect from time to time. Pershing reserves the right to refuse to accept any transaction in a margin account without the actual receipt of the necessary margin and to impose a higher margin requirement for a particular account when, in Pershing's discretion, the past history or nature of the account or other factors or the securities held in it warrant such action. In all instances, Broker may require higher margin than imposed by Pershing for any particular account, group of accounts, or all accounts introduced by Broker to Pershing. In the event that Pershing decides to change its margin requirements, Pershing will provide Broker reasonable advance written notice describing the change and its implementation date. This shall not apply to Pershing's modification of individual security margin requirements which may change daily or intra-day.

In any case where Broker requests Pershing to extend credit upon control or restricted securities, pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise, Broker shall submit to Pershing such documentation, agreements and information as shall be reasonably required by Pershing to decide to extend such credit. Any extension of credit so approved shall be subject to Pershing's credit policies as shall be in effect from time to time.

7.3 Margin Maintenance and Compliance with Regulation T and SEC Rule 15c3-3(m).

7.3.1 Initial Margin. Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by Pershing in acceptable form.



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

7.3.2 Margin Calls. After the initial margin for a transaction has been received, subsequent margin calls may be made by Pershing at its discretion but in a prompt and timely manner. Pershing shall calculate the maintenance requirement and promptly notify Broker of any amounts due. Broker shall be responsible for issuing the margin call to its customer and obtaining the amount due directly from Broker's customer. If Broker fails to take the appropriate action, Pershing reserves the right to collect the amount due directly from Broker's customer. Broker agrees to cooperate with Pershing in complying with and obtaining margin in response to such calls.

7.3.3 Actions Upon Failure to Meet Margin Calls or Deliver Securities. In the event that satisfactory margin is not provided within the time specified by Pershing, or securities sold are not delivered as required, Pershing may take such actions as Pershing deems appropriate, including, but not limited to, entering orders to buy in or sell-out. Broker shall cooperate with Pershing by entering orders to buy-in or sell-out securities. Compliance with a request to withhold action shall not be deemed a waiver by Pershing of any of its rights under this Agreement.

7.4 Charging of Interest and Disclosures Pursuant to Rule 10b-16. Interest charged with respect to debit balances in customers' accounts shall be determined in accordance with Schedule A attached to this Agreement. Broker shall send each margin customer a written disclosure statement, in a form acceptable to Pershing, at the time of the opening of a margin account as required by SEC Rule 10b-16.

7.5 Unsecured Debits or Unsecured Short Positions. Pershing shall charge against the accounts of Broker an amount equal to the value of any unsecured debit or short position (on a "mark to market" basis) in a customer account if that position has not been promptly resolved by payment or delivery, provided that Pershing and Broker have first engaged in good faith discussions regarding the responsibility for the unsecured debit or short position. Any remaining debit may be charged against Broker pursuant to Paragraph 19 of this Agreement.

8.0 MAINTENANCE OF BOOKS AND RECORDS

8.1 Stock Records. Pershing shall maintain stock records and other prescribed books and records of all transactions executed or cleared through it in accordance with applicable Rules.

8.2 Regulatory Reports and Records. Broker shall prepare, submit, and maintain copies of all reports, records, and regulatory filings required of Broker by any entity that regulates it, including, but not limited to, copies of all account agreements and similar documentation obtained pursuant to Paragraph 5.0 of this Agreement and any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, (the "Bank Secrecy Act"), and any rules and regulations promulgated pursuant thereto.

8.3 Broker's Anti-Money Laundering and OFAC Reporting and Recordkeeping and Obligations. Broker recognizes that it is obligated to comply with, among others, the following anti-money laundering and OFAC legal and regulatory rules, and reporting and recordkeeping requirements including:


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

8.3.1 SEC Rule 17a-8 relating to "Financial record keeping and reporting of currency and foreign transactions".

8.3.2 Rules of the self-regulatory organizations relating to currency reporting, suspicious activity reporting, and related record keeping requirements.

8.3.3 Applicable state reporting and record keeping  requirements with regard to
certain   currency   transactions,   transportation   of  currency  or  monetary
instruments, or reports of suspicious activity.

8.3.4 Federal, state, and international criminal and civil prohibitions against money laundering, including, among others, the Money Laundering Act of 1986 as applicable. The federal regulations and Executive Orders imposed by the OFAC which prohibit, among other things, the engagement in transactions with and the provision of services to certain embargoed foreign countries and specially designated nationals, specially designated narcotics traffickers and other blocked parties.

8.3.5 To the extent permissible by law, at the time of filing of any required reports or other communication, or at such time as requested by Pershing, Broker will provide Pershing with copies of all reports or other communications with regard to the introduced accounts filed with the U.S. Treasury Department or any regulatory body or organization relating to the reporting of currency transactions, the transfer of currency or monetary instruments into or outside of the United States, suspicious activity, including, but not limited to, Currency or Monetary International Reports (CMIRs), Cash Transaction Reports (CTRs), and Suspicious Activity Reports (SARs). Broker also shall advise Pershing of all reports made to OFAC with regard to the introduced accounts.

8.3.6 Pershing reserves the right to make and file such reports where it deems it appropriate for its own protection. Broker recognizes that when Pershing does so, Pershing does not thereby assume any responsibility for such services and/or relieve the Broker of any responsibility for such services. Furthermore, to the extent that Pershing is required to prepare or submit any reports or records by any entity that regulates it, Broker shall cooperate in providing Pershing with any information needed in order to prepare such reports or records.


8.4 Audio Taping of Telephone Conversations. Each party understands that for quality control, dispute resolution or other business purposes, the parties may record some or all telephone conversations between them. Each party hereby consents to such recording and will inform its employees, representatives and agents of this practice. It is further understood that all such conversations are deemed to be solely for business purposes and shall be maintained confidential in accordance with Paragraph 23. Pershing shall, upon the request of Broker, make available to Broker all such recordings taken and saved by Pershing.

9.0     RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

9.1     Receipt and Delivery of Funds and Securities.

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

9.1.1 Cashiering Functions. Pershing shall perform cashiering functions for accounts introduced by Broker and, notwithstanding anything stated in this Agreement to the contrary, shall remain responsible for any errors made by Pershing in performing those cashiering functions. These functions shall include receipt and delivery of securities; receipt and payment of funds owed by or to customers; and provision of custody for securities and funds. Broker shall provide Pershing with the data and documents that are necessary or appropriate to permit Pershing to perform its obligations under this Paragraph, including but not limited to copies of records documenting receipt of customers' funds and securities received directly by Broker. Such data and documents must be compatible with the requirements of Pershing's data processing systems.

9.1.2 Purchases. Broker shall be responsible for purchases (including transactions on a "when issued" basis) made for customers until actual and complete payment has been received by Pershing. Broker shall not introduce accounts requiring settlement on a "delivery versus payment" or "receive versus payment" basis unless such account utilizes the facilities of a securities depository or qualified vendor as defined in NYSE Rule 387, for all depository eligible transactions.

9.1.3 Sales. Broker shall be responsible for sales (including those on a "when issued" basis), until Pershing has received, in acceptable form, the securities involved in the transaction. If Pershing does not receive delivery of securities in an acceptable form, Pershing may buy-in all or part of the securities

9.1.4 Funds and Securities Received by Broker. Broker shall promptly deposit with Pershing funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable Pershing to record such remittances and receipts in the respective customer accounts.

9.1.5 Failure to Settle or Pay. In the event of a failure to timely deposit required funds or securities, Pershing may take appropriate remedial action. Without waiving or otherwise limiting its right to take other remedial action, Pershing may at its option charge interest at rates as agreed in Schedule A ("Fully Disclosed Pricing Schedule") to this Agreement. Broker may pass such charges on to its customers but Broker remains responsible therefor until actually paid.

9.1.6 Check Writing Authority. Pershing may, but is not required to, authorize certain of Broker's employees to sign checks to Broker's customers for amounts due to, and requested by them, with respect to their accounts. Broker shall designate, in writing, the names of any employees it wishes to receive the authorization described in this subparagraph. All checks must be signed by two employees who have received written authorization from Pershing. No check or checks totaling more than $100,000 shall be provided to any customer by Broker on the same business day. All expenses incurred in connection with the issuance of checks under the authority described in this subparagraph shall be charged to Broker. Broker remains responsible for the disbursement and delivery of such checks to its customers. Any lien on the customer's property granted by the customer to Broker or Pershing shall extend to any funds which may be segregated in a separate account in connection with the exercise of the authority described in this subparagraph. Broker has established, and will maintain and enforce, supervisory procedures with respect to the issuance of such instruments that are satisfactory to Pershing.



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

9.2 Restricted and Control Stock Requirements. Broker shall be responsible for determining whether any securities held in Broker's or its customer accounts are restricted or control securities as defined by applicable laws, rules, or regulations, except where Pershing receives the securities which are marked as restricted and should be reasonably able to determine that they are restricted shares from such markings, in which case this responsibility shall be with Pershing. Broker is responsible for assuring that orders and other transactions executed for such securities comply with such laws, rules, and regulations, except as specified in the preceding sentence.

9.3 Corporate Action Requests/Soliciting Dealer Agreements. Broker requests and authorizes Pershing to execute as Broker's agent-in-fact any and all Soliciting Dealer Agreements for corporate actions involving securities or other interests held by Broker's customers on the books of Pershing. Pershing agrees to provide notice in a prompt and timely manner of the pending corporate action to Broker at its designated locations. Pershing further agrees to collect and submit corporate action requests from Broker and submit them to the soliciting party in accordance with the instructions received from the soliciting party in a prompt and timely manner. Pershing agrees to use its best efforts to communicate corporate action information to Broker and, where applicable, Broker's customers, but shall not be liable for a) any delays in the communication of corporate action information or b) delays in the transmission of collected corporate action requests to the soliciting party, in either case unless caused by Pershing's negligence. All fees received from the soliciting party will be credited to Broker. In consideration of providing this service to Broker, Broker agrees to indemnify and hold harmless Pershing, its affiliates, officers, agents and employees from all claims, suits, investigations, damages and defense costs (including reasonable attorney's fees) that arise in connection with this paragraph and are not caused by Pershing's negligence

10.0 SAFEGUARDING OF FUNDS AND SECURITIES

         Except as otherwise provided in this Agreement, Pershing shall be responsible for the safekeeping of all money and securities received by it pursuant to this Agreement. However, Pershing will not be responsible for any funds or securities delivered by a customer to Broker until such funds or securities are actually received by Pershing or deposited in bank accounts maintained by Pershing.

11.0 CONFIRMATIONS AND STATEMENTS

11.1 Preparation and Transmission of Confirmations and Statements. Pershing shall prepare confirmations and summary periodic statements and shall, to the extent required, transmit them to customers and Broker in a timely fashion except to the extent Broker has agreed to transmit confirmations to customers. Confirmations and statements shall be prepared on forms disclosing that the account is carried on a fully disclosed basis for the Broker in accordance with applicable rules, regulations, and interpretations. Broker will have the ultimate regulatory responsibility for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended, regardless of its retention of a prospectus fulfillment service to perform delivery of same.

11.2 Examination and Notification of Errors. Broker shall examine all confirmations, statements, and other reports in whatever medium provided to Broker by Pershing. Broker must advise Pershing orally or in writing of any error claimed by Broker in any account reasonably promptly upon learning of such error. Pershing shall not be responsible for any amount in excess of the actual loss that would have occurred had Broker acted reasonably in the examinations and notification required under this paragraph.

12.0 ACCEPTANCE AND EXECUTION OF TRANSACTIONS

12.1 Responsibility to Accept or Reject Trades. Pershing shall execute transactions in customers' accounts and release or deposit money or securities to or for accounts only upon Broker's instructions. Pershing reserves the right, provided it has advised Broker with an explanation (confirmed in writing or by electronic message in a manner as agreed by the parties), to accept written or oral transaction orders from Broker's customers in extraordinary circumstances where it determines that either (i) the customers are unable to execute those transactions through Broker (ii) or Pershing is required to do so by applicable or relevant law. Notwithstanding any instructions to the contrary, Pershing may, after advising Broker orally or in writing with an explanation ; (i) refuse to confirm a transaction or cancel a confirmation, (ii) reject a delivery or receipt of securities or money; (iii) refuse to clear a trade executed by Broker; or (iv) refuse to execute a trade for the account of a customer or Broker; however, if Pershing elects any of the aforementioned (i) through (iv), Pershing shall remain responsible for the damages arising from its election if its election were not reasonable under the circumstances.

12.2 Responsibility for Errors in Execution. Broker shall be responsible for any errors by Broker in its recording and transmission of orders it transmits to Pershing pursuant to this Agreement.

13.0 OTHER OBLIGATIONS AND RESPONSIBILITIES OF BROKER

13.1 Other Clearing Agreements. Commencing after the conversion of all Broker accounts to Pershing, and continuing for the remainder of the term of this Agreement, for its retail brokerage business as of the Effective Date, Broker shall not enter into any other similar agreement or obtain the services contemplated by this Agreement from any other party, or supply the services contemplated by the Agreement without prior written consent of Pershing, except where (i) Pershing refuses or is unable to clear a certain type of business or transaction in accordance with this Agreement, or (ii) Broker acquires a business or merges with a business not clearing through Pershing.

13.2 Disciplinary Action, Suspension, or Restriction. If Broker or any of its affiliates, or any officer, director, or general securities principal or financial and operational principal of Broker, becomes subject to disciplinary action, suspension, or restriction by a federal or state agency, stock exchange, or regulatory or self-regulatory organization having jurisdiction over Broker or Broker's securities or commodities business, Broker shall give notice to Pershing immediately, orally and in writing, and provide Pershing a copy of any decision relating to such action, suspension, or restriction. Pershing may take any action reasonably necessary (i) to assure that it will continue to comply with all applicable legal, regulatory, and self-regulatory requirements, notwithstanding such action, suspension, or restriction; and (ii) to comply with any requests, directives, or demands made upon Pershing by any such federal or state agency, stock exchange, or regulatory or self-regulatory organization.

13.3 Provision of Financial Information. Broker shall furnish Pershing copies of FOCUS Reports, financial statements for the current fiscal year, the executed Forms X-17a-5 (Parts I and IIA) filed with the SEC, any amendments to Broker's Form BD, and any other regulatory or financial reports Pershing may from time to time require. Broker shall provide such reports to Pershing at the time Broker files such reports with its primary examining authority. Broker shall also notify Pershing in advance of withdrawals of more than 10 percent of its net capital.

13.4 Executing Brokers. If Broker wishes to act as an "Executing Broker" as such term is understood in that certain letter dated January 25, 1994, from the Division of Market Regulation of the Securities and Exchange Commission, as the same may be amended, modified or supplemented from time to time (the "No-Action Letter"), then all terms herein shall have the same meaning as ascribed thereto either in the Agreement or in the No-Action Letter as the sense thereof shall require. Broker may, from time to time, execute trades (either directly or through Pershing) for Prime Brokerage Accounts in compliance with the requirements of the No-Action Letter. (The No-Action Letter requires, inter alia, that a contract be executed between Pershing and Prime Broker, and between Broker and Prime Brokerage Customer prior to the transaction of any business hereunder.) Broker shall promptly notify Pershing, but in no event later than 5:00 p.m. New York time, of trade date in a mutually acceptable fashion, of such trades in sufficient detail for Pershing to be able to report and transfer any trade executed by Broker on behalf of a Prime Brokerage Account to the relevant Prime Broker. Broker understands and agrees that if Prime Broker shall disaffirm or "dk" any trade executed by Broker on behalf of a Prime Brokerage Account; Broker shall open an account for such Prime Brokerage Account in its range of accounts and shall transfer or deliver the trade to such account at the risk and expense of Broker to the same extent as for any account introduced by Broker pursuant to this Agreement. Broker understands and agrees that all Prime Brokerage Accounts shall be conducted in accordance with the requirements of the No-Action Letter and any relevant agreement between Broker and a Prime Brokerage Customer or between Pershing and relevant Prime Broker. Broker further agrees to supply Pershing with such documents, papers and things, which from time to time are reasonably required by Pershing to carry out the intention of this Paragraph. Broker agrees that it shall know its customer, obtain appropriate documentation, including new account form, conduct its own credit check and determine the availability of shares as required for processing of any short sales. Broker shall maintain facilities to clear any disaffirmed trades.

13.5 Protection of Intellectual Property. Broker shall use all reasonable efforts to preserve and protect (short of litigation) Pershing's and its affiliates' patent, trade secret, copyright and other proprietary rights in Pershing's or its affiliates' products, services, trademarks and tradenames, at least to the same extent used by Broker to preserve and protect its own proprietary data or information, and to notify Pershing of any action by any third party known by Broker to constitute an infringement of Pershing's or any of its affiliates' proprietary rights and to cooperate with Pershing in protecting such rights. Without limiting the foregoing, and subject to the permission required by Paragraph 21 hereof, Broker shall note Pershing's or its affiliates' patent, trade secret, copyrights, trademarks and trade names when Broker makes reference to or distributes products or services provided by Pershing or its affiliates, as applicable.

         Pershing shall use all reasonable efforts to preserve and protect (short of litigation) Broker's and its affiliates', agents' and contractors' (including any business entity with which it has entered into a strategic alliance or is otherwise doing business) (a "Broker Associate") patent, trade secret, copyright and other proprietary rights in its products, services, trademarks and tradenames, at least to the same extent used to preserve and protect its own proprietary data or information, and to notify Broker of any action by any third party known to constitute an infringement of the Broker's or any Broker Associate's proprietary rights and to cooperate with Broker and Broker Associate in protecting such rights. Without limiting the foregoing, and subject to the permission required by Paragraph 21 hereof, Pershing shall note Broker's and Broker Associate's patent, trade secret, copyrights, trademarks and trade names when Pershing makes reference to products or services provided by Broker or Broker Associate, as applicable.

14.0 OTHER OBLIGATIONS AND RESPONSIBILITIES OF PERSHING

14.1 Use of Third-Party Services. Subject to Paragraph 16 hereof, Pershing may, at its reasonable option, and consistent with common industry practice, retain one or more independent data processing or other service bureaus to perform functions (including, but not necessarily limited to, pricing services or proxy mailing services) assigned to Pershing under this Agreement, provided such independent data processing or other service bureaus maintain confidentiality consistent with Pershing's obligations hereunder.

14.2 Tax Withholding. Broker hereby agrees to take necessary measures to comply with the income tax withholding requirements of Section 3406 and Sections 1441 through 1446 (the nonresident alien withholding requirements) of the Internal Revenue Code of 1986, as amended ("IRC") with respect to its customer accounts. Broker agrees to furnish to Pershing any tax information, e.g. taxpayer identification numbers and certifications provided by the customer on IRS Forms W-8, W-8BEN, W-8IMY, W-8EXP, W-8ECI, W-9, or any acceptable substitute) in its possession relating to each customer account transferred to Pershing and to each future customer account opened. Broker acknowledges that Pershing will rely on such information for purposes of determining Pershing's obligation to withhold federal income tax pursuant to Sections 1441 through 1446 and 3406 of the Internal Revenue code. Broker hereby authorizes Pershing to employ any procedures permitted under applicable law or regulation to achieve compliance with its withholding obligations under federal income tax law.

14.3 Retirement Account Distributions. For retirement accounts for which Pershing makes designated distributions pursuant to Section 3405 of the IRC or any successor provision thereto, Broker shall (1) obtain customer authorization to execute Form W-4P (or an acceptable substitute) on behalf of such customer, and (2) electronically provide such Form W-4P or a copy thereof to Pershing.

14.4 Services/Service Levels. Without limiting Pershing's obligations hereunder, Pershing shall (i) maintain continuous monitoring of service performance so as to identify and correct any problems in the System and/or Software Products; and
(ii) provide the services, software and materials contemplated by this Agreement, and maintain the security of the Systems, in accordance with the procedures manual and the terms set forth in the Statement of Work and Service Level Agreement. A non-material breach of the Statement of Work or Service Level Agreement will not, in an of itself, give rise to a material default under Paragraph 22.2 of this Agreement.

15.0 ORDER AUDIT TRAIL SYSTEM (OATS)

Pursuant to NASD Rules 6950 through 6957 (Order Audit Trail System ("OATS") Rules) and the OATS Reporting Technical Specifications, it is hereby agreed between Broker and Pershing that Pershing shall synchronize Pershing system clocks in accordance with the National Institute of Standards and Technology clock and periodically monitor such clocks for performance within any deviation time frame tolerance level permitted by the OATS Rules.

Unless otherwise directed in writing by Broker, Pershing will record and transmit to the NASD, on Broker's behalf, all order information that is required to be recorded pursuant to the OATS Rules and the OATS Technical Specifications (including any modifications thereto) (the "Order Information") for orders entered on or linked to Pershing's proprietary electronic order entry systems (including Trade Order Processing System, BrokerView Order Entry, BrokerView Direct Order, NetExchange ProTM, NetExchange ClientTM, Telexchange ProTM, and Telexchange Clienttm, and any other electronic order entry system as Pershing may develop and implement from time to time) (collectively "the Front-End Products") and routed to a market using Pershing's routing routine. Pershing will also record and transmit to the NASD information that is received via the Products by Pershing in connection with modification or cancellation of any Order Information previously entered into the system. Unless specifically agreed to in writing, Pershing will not capture information or transmit Order Information for orders that are not entered on the Front-End Products or called in for execution or where Pershing does not determine the order routing routine.

For trades not entered on Front-End Products, Broker is responsible for providing information necessary for Pershing to report on Broker's behalf. Broker agrees that Pershing may pass any out-of-pocket costs associated with development and/or maintenance of this system on to Broker.

Broker acknowledges and agrees that Pershing shall not be responsible for any Order Information that is not received by Pershing.

Notwithstanding the foregoing, nothing contained herein shall relieve Broker of its reporting obligations under paragraph (c)(3) of OATS Rule 6955.

16.0 LIABILITY OF PERSHING

DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, (i) NEITHER PERSHING NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, AFFILIATES, INFORMATION PROVIDERS, LICENSORS, OR OTHER SUPPLIERS PROVIDING DATA, INFORMATION, SERVICES OR SOFTWARE, INCLUDING BUT NOT LIMITED TO THE NYSE, WARRANTS THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR FREE; NOR DO ANY OF THEM MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE

USE OF THE SERVICES OR AS TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, RELIABILITY OR CONTENT OF ANY DATA, INFORMATION, SERVICES, OR TRANSACTIONS PROVIDED AND, (ii) PROVIDED THAT PERSHING IS NOT NEGLIGENT, PERSHING SHALL NOT BE RESPONSIBLE FOR ANY LOSSES, LIABILITIES OR DAMAGES CAUSED BY THE ACTS OR OMISSIONS OF THOSE THIRD PARTY AGENTS, CONTRACTORS, INFORMATION PROVIDERS OR OTHER SUPPLIERS BEYOND ANY AMOUNT WHICH PERSHING IS ABLE TO RECOVER PURSUANT TO ITS AGREEMENT WITH SUCH ENTITY AND ANY APPLICABLE INSURANCE COVERAGE. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT INCLUDING THIS PARAGRAPH 16, PERSHING'S SERVICES ARE PROVIDED ON AN "AS IS," "AS AVAILABLE" BASIS, WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT. NOTHING N THIS PARAGRAPH IS INTENDED TO LIMIT PERSHING'S LIABILITY, NOR TO LIMIT BROKER'S REMEDIES, FOR PERSHING'S NEGLIGENCE.

16.1 Pershing Indemnification. In addition to any other obligations it may possess under other provisions of this Agreement, Pershing shall indemnify, defend, and hold harmless Broker and each of its divisions, and any controlling person of Broker, from and against all third party claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney's fees, and costs in connection therewith arising out of any (i) negligent, reckless, dishonest, fraudulent, or criminal act or omission on the part of any of its officers or employees or agents or representatives with respect to the services provided by Pershing under this Agreement; (ii) infringement or violation of the rights of any third party relating to any services, software or materials provided by Pershing in connection with this Agreement; (iii) act or omission of Pershing, its agents or employees which infringes on any patent, trade secret, copyright, trademark, or other intellectual property right of Broker or Broker's agents or parties with whom Broker has contracted or any violation of the terms set forth in paragraph 28 hereof; (iv) breach of any of its representations and warranties in this Agreement; (v) breach of its obligations under Paragraph 23 (confidentiality); (vi) failure to exercise due diligence in reviewing checks received from customers to ensure that same are in proper form, or in the issuance of instructions regarding the accounts into which checks are to be deposited; and (vii) negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Pershing's officers, directors, employees or agents. In the event that any services, software or materials provided by Pershing in connection with this Agreement become unavailable to Broker because of an infringement or violation of the rights of any third-party, as a non-exclusive remedy, Pershing shall promptly modify or replace the infringing services, software or materials with non-infringing services, software or materials of equal quality, features and functionality.

16.2 Damages. Except for its breach of Paragraph 23 (confidentiality), and to the extent recoverable by third parties for claims falling within its indemnification obligations in Paragraph 16.1, neither party shall be liable for special, indirect, incidental, consequential or punitive damages, whether such damages are incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if that party has been advised of the possibility of such damages. Broker and Pershing each agree not to assist any claim for punitive damages against the other.

16.3 Pershing Right to Compete. Nothing in this Agreement shall be deemed to restrict in any way the right of Pershing or any affiliate of Pershing to compete with Broker in any or all aspects of Broker's business.

16.4 Injunctive Relief. In the event of a breach or threatened breach of any of the provisions of this Agreement pertaining to confidentiality or proprietary rights by Pershing or any employee or representative of Pershing, Pershing acknowledges that Broker shall be entitled to seek from a court of competent jurisdiction preliminary and permanent injunctive relief to enforce the provisions hereof without posting bond. In addition, Pershing acknowledges that a breach of the terms regarding confidentiality of information and ownership of Broker's and its affiliates', agents' and contractors' (including any business entity with which it has entered into a strategic alliance or is otherwise doing business) intellectual property may cause irreparable and incalculable damage to Broker or its affiliate, agent or contractor (including any business entity with which it has entered into a strategic alliance or is otherwise doing business). Nothing herein shall preclude the parties from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

17.0 LIABILITY OF BROKER

17.1 Broker Indemnification. In addition to any other obligations it may possess under other provisions of this Agreement, Broker shall indemnify, defend, and hold harmless Pershing, and any controlling person of Pershing, from and against all third party claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney's fees, and costs in connection therewith arising out of one or more of Broker's or any of its employee's negligent, dishonest, fraudulent, or criminal act, or omission or any of the following:

17.1.1 Failure to Make Payment or Deliver Securities. A check received by Pershing from a customer shall not constitute payment until it has been paid and the proceeds are actually received and finally credited to Pershing (without any subsequent charge back) by its bank.

17.1.2 Margin Calls. Failure of a customer to meet any initial margin call or any maintenance call, except that Pershing shall be responsible for the portion of any such loss or damage that Broker establishes was directly attributable to Pershing's failure to give notification to Broker as required in Paragraph 7.3.2 of this Agreement.

17.1.3 Broker's Failure to Perform. Failure of Broker to perform any duty, obligation, or responsibility with respect to customer accounts as set forth in this Agreement. Broker's indemnification obligation under this subparagraph shall not be affected by the participation of Pershing or any person controlling it or controlled by it within the meaning of the Securities Exchange Act of l934, as amended, in any transaction giving rise to such an obligation, unless such participation constitutes recklessness, fraud, or criminal conduct.

17.1.4 Improper Conduct by Agents. Any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Broker's officers, directors, employees, or agents.

17.1.5 Failure of a Customer to Perform Obligations. Any failure by any of Broker's customers to perform any commitment or obligation with respect to a transaction carried by Pershing under this Agreement, whether or not such failure was under the control of Broker.

17.1.6 Customer Claims and Disputes. Any claim or dispute between Broker and a customer with respect to services provided under this Agreement (except where that claim or dispute results from an act or omission of Pershing), including, but not limited to, any claim or dispute concerning the validity of a customer order in the form the order was transmitted to Pershing by Broker and any claim arising in connection with Pershing's guarantee of any signature of any customer of Broker or at the request of Broker.

17.1.7 Warranties. Any adverse claim with respect to any security delivered or cleared by Pershing, including a claim of a defect in title with respect to securities that are alleged to have been forged, counterfeited, raised or otherwise altered, or if they are alleged to have been lost or stolen. The parties agree that Pershing shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in
Section 8-306(3) of the Uniform Commercial Code.

17.1.8 Default of Third-Party Broker. Any default by a third-party broker with whom the Broker deals on a principal or agency basis in a transaction either not executed by Pershing or not cleared by Pershing even if permitted by Pershing as provided herein.

17.1.9 Check Signing. Any negligence, fraud, malfeasance, or error of any employee of Broker with respect to the use of the checksigning authority granted under Paragraph 9.1.6 of this Agreement.

17.1.10 Prior Self-Clearing Arrangements. Any guarantee, indemnification, or hold harmless agreement in connection with Broker's business or customers that Pershing may provide to the National Securities Clearing Corporation, the Depository Trust Company, or any other clearing, depository, or self-regulatory organization with respect to transactions self-cleared by Broker prior to transfer of such functions to Pershing.

17.1.11 Breach of Warranty by Broker. Any breach by Broker of any representation or warranty made by it under this Agreement.

17.1.12 Deposit of Checks to Customer Accounts. Any failure to exercise due diligence in reviewing checks received from customers to ensure that same are in proper form, or in the issuance of instructions to Pershing regarding the accounts into which checks are to be deposited.

17.1.13 Omitted.

17.1.14 Infringement of Intellectual Property Rights. Any act or omission of Broker, its agents or employees which infringes on any patent, trade secret, copyright, trademark, or other intellectual property right of Pershing or any violation of the terms set forth in paragraph 28 hereof.

17.1.15 Misuse of Passwords and Unauthorized Access. The misuse, loss or unauthorized access to the Systems and Software Products using the Identification Devices (as that term is defined in Paragraph 28.4 of this Agreement) by Broker or its customers.

17.2 Injunctive Relief. In the event of a breach or threatened breach of any of the provisions of this Agreement pertaining to confidentiality or proprietary rights by Broker or any employee or representative of Broker, Broker acknowledges that Pershing shall be entitled to seek from a court of competent jurisdiction preliminary and permanent injunctive relief to enforce the provisions hereof. In addition, Broker acknowledges that a breach of the terms regarding confidentiality of information and ownership of Pershing's intellectual property may cause irreparable and incalculable damage to Pershing. Nothing herein shall preclude the parties from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

18.0 FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

18.1 Commissions. Pershing shall charge each of Broker's customers the commission, markup, and any other charge or expense that Broker instructs it to charge for each transaction. If instructions are not received with respect to a transaction in the time period required by Pershing to implement those instructions, Pershing shall charge the customer the commission, markup, or other charge or expense prescribed in the basic commission schedule delivered to Pershing by Broker. This basic schedule may be amended from time to time by Broker by written instructions delivered to Pershing. Pershing shall only be required to implement such amendments to the basic schedule to the extent such amendments are within the usual capabilities of Pershing's data processing and operations systems and only within such reasonable time limitations as Pershing may deem necessary to avoid disruption of its normal operating capabilities. Pershing shall remit payment of commissions to Broker once every two (2) weeks or as otherwise agreed by the parties.

18.2 Miscellaneous Charges. Broker agrees to pay Pershing the fees and charges described in Schedule A hereto. Notwithstanding the foregoing, Broker may instruct Pershing to pass through such fees to Broker's customers.

18.3 Fees for Clearing Services. As compensation for services provided pursuant to this Agreement, Pershing shall deduct from the commissions, mark-up, mark-down, or fees charged Broker's customers the amounts set forth in the fully-disclosed pricing schedule attached hereto as Schedule A.

19.0 DEPOSIT ACCOUNT

19.1 Establishment of Deposit Account. To further assure Broker's performance of its obligations under this Agreement, including but not limited to its indemnification obligations under Paragraph 17, Broker shall, on or before the execution of this Agreement, establish an account at Pershing to be designated as the Broker's Deposit Account (the "Deposit Account"). The Deposit Account shall not represent an ownership interest by Broker in Pershing. The Deposit Account shall at all times contain cash, securities, or a combination of both, having a market value of at least the amount set forth in Schedule A. The securities placed in the Deposit Account shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States Government. In the event of a substantial change in the nature and extent of Broker's business operations, Pershing may require immediately that an additional amount be deposited in the Deposit Account. If such a deposit is not made in the amount specified, whether or not Broker agrees that the amount is justified under this subparagraph, Pershing may terminate this Agreement forthwith. The parties agree that Broker's deposit into the Deposit Account does not represent ownership interest in Pershing by Broker.

19.2 Pershing's Right to Offset. If (i) Pershing shall have any claim against Broker or a customer of Broker which has not been resolved within ten (10) business days after Pershing presents such claim to Broker; or (ii) if Pershing shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement, and Broker shall fail to make such indemnification within ten (10) business days after being requested to do so, Pershing may deduct the amount of such claim, loss, or expense from any account of Broker. Pershing may withdraw cash or securities (or both) having a market value equal to the amount of such claimed deficiency. If those funds are withdrawn from the Deposit Account, then Broker shall be obligated to promptly make a deposit in the Deposit Account of cash or securities sufficient to bring the Deposit Account back to a value of at least the amount required by Schedule A.

19.3 Termination of Deposit Account. Upon termination of this Agreement, and transfer of all customer and proprietary accounts of Broker or as soon thereafter as practical, but in all cases within thirty (30) days of termination, Pershing shall pay and deliver to Broker, the funds and securities in the Deposit Account, less any amounts to which it is entitled under the preceding paragraph; provided, however, that Pershing may retain in the Deposit Account such amount for such period as reasonably appropriate for its protection from any claim or proceeding of any type, then pending or threatened, until the final determination of such claim or proceeding is made. If a threatened claim or proceeding is not resolved or if a legal action or proceeding is not instituted within a reasonable time after the termination of this Agreement, any amount retained with respect to such claim, proceeding, or action shall be paid or delivered to Broker.

20.0 PROPRIETARY ACCOUNTS OF INTRODUCING BROKERS AND DEALERS (PAIB)

         Pershing shall establish a separate reserve account for proprietary assets held by Broker so that Broker can treat these assets as allowable assets under SEC Rule 15c3-1. Pershing agrees to perform the required computation on behalf of Broker in accordance with the following provisions, procedures, and interpretations set forth in the SEC's No-Action Letter regarding Proprietary Accounts of Introducing Brokers and Dealers (PAIB) dated November 3, 1998:

20.1 Pershing will perform a separate computation for PAIB assets (PAIB reserve computation) of Broker in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 (customer reserve formula) with the following modifications:

       A. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula will not be included as a credit in the PAIB reserve computation;

       B. Note E(3) to Rule 15c3-3a, which reduces debit balances by one percent under the basic method and subparagraph (a)(1)(ii)(A) of Rule 15c3-1, which reduces debit balances by three percent under the alternative method will not apply; and

       C.     Neither Note E(I) to Rule 15c3-3a nor NYSE  Interpretation  /04 to
              Item 10 of Rule 15c3-3a regarding securities concentration charges is applicable to the PAIB reserve computation.

20.2 PAIB reserve computation will include all the proprietary accounts of Broker. All PAIB assets will be kept separate and distinct from customer assets under the customer reserve computation set forth in SEC Rule 15c3-3.

20.3 PAIB reserve computation will be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

20.4 Pershing will establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of PAIB Customers" with a bank in conformity with the standards of Rule 15c3-3(f) (PAIB Reserve Account). Cash and/or qualified securities as defined in the Rule will be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

20.5 If the PAIB reserve computation results in a deposit requirement, the requirement can be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula cannot be satisfied with excess debits from the PAIB reserve computation.

20.6 Within two business days of entering into this Agreement, Broker must notify its designated examining authority (DEA) in writing that it has entered into a PAIB agreement with its clearing broker-dealer.

20.7 Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Pershing will immediately notify its DEA and the SEC. Unless a corrective plan is found to be acceptable by the SEC and the DEA, Pershing will provide written notification within five business days of the date of discovery to Broker that PAIB assets held by Pershing will not be deemed allowable assets for net capital purposes.

20.8 To the extent applicable, commissions receivable and other receivables of Broker from Pershing (excluding clearing deposits) that are otherwise allowable assets under the net capital rule are not to be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of the Broker and as payables on the books of Pershing.

21.0 COMMUNICATION

21.1 Notice to Customers. Pershing shall, upon the opening of an account pursuant to paragraph 5 of this Agreement, mail to each customer a copy of the notice to customers required by NYSE Rule 382(c), provided Broker has first had an opportunity to review the letter.

21.2 Customer Complaint Reporting and Customer Notification. Broker authorizes and instructs Pershing to forward promptly any written customer complaint received by Pershing regarding Broker and/or its associated persons relating to functions and responsibilities allocated to Broker under this Agreement to a) Broker and b) Broker's designated examining authority ("DEA") designated under

Section 17 of the Securities and Exchange Act of 1933 or, if none, to Broker's appropriate regulatory agency or authority. Further, Broker authorizes Pershing to notify the customer, in writing, that Pershing has received the complaint, and the complaint has been forwarded to Broker's DEA (or, if none, to the appropriate regulatory agency).

21.3 Restriction on Advertising. Neither Pershing nor Broker shall utilize the name of the other in any way without the other's prior written consent except to disclose the relationship between the parties. Neither party shall employ the other's name in such a manner as to create the impression that the relationship between them is anything other than that of clearing broker and introducing broker. Neither party shall hold itself out as an agent of the other party or as a subsidiary or company controlled directly or indirectly by or affiliated with the other party except as provided in this paragraph.

21.4 Linking Between Sites. Without express written authorization, neither party may provide or allow an electronic hyperlink directly from its service or site on the Internet or another site over which that party has control to the service or site on the Internet of the other party.

22.0 TERMINATION OF AGREEMENT

         This Agreement shall continue until terminated as hereinafter provided:

22.1 Termination Upon 180-Day Notice. After the three (3) year period from the date this Agreement was entered, this Agreement may be terminated by either party without cause upon one hundred eighty days prior Notice. If either party terminates the Agreement pursuant to this subparagraph, (i) Pershing shall have the right to impose reasonable limitations upon Broker's activities during the period between the giving of Notice and the transfer of Broker's accounts, provided such limitations do not materially impact Broker's ability to continue its business, (ii) Pershing shall provide reasonable opportunity and assistance to Broker in transitioning and converting to another clearing firm and online transaction provider service at Broker's cost and expense, and (iii) each party will return to the other party any confidential information it has acquired from the other party.

22.2 Default. If either party defaults in the performance of its obligations under this Agreement, or otherwise violates the provisions of this Agreement, the non-defaulting party may terminate this Agreement by delivering Notice to the defaulting party (i) specifying the nature of the default; and (ii) notifying the defaulting party that unless the default is cured within a period of twenty days from receipt of the Notice, this Agreement will be terminated without further proceedings by the non-defaulting party. However, if either party terminates the Agreement pursuant to this subparagraph, Pershing shall provide reasonable opportunity and assistance to Broker in transitioning and converting to another clearing firm and online transaction provider service at Broker's cost and expense, and each party will return to the other party any confidential information it has acquired from the other party.

22.3 Disability. This Agreement may be terminated by Pershing or Broker immediately in the event that the other party is enjoined, disabled, suspended, prohibited, or otherwise becomes unable to engage in the securities business by operation of law or as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, or any regulatory or self-regulatory organization having jurisdiction over such party.

22.4 Conversion of Accounts. In the event that this Agreement is terminated for any reason, Broker shall arrange for the conversion of Broker's and its customer accounts to another clearing broker or to Broker if it becomes self-clearing. Broker shall give Pershing Notice (the "Conversion Notice") of: (i) the name of the broker that will assume responsibility for clearing services for Customers and Broker; (ii) the date on which such broker will commence providing such services; (iii) Broker's undertaking, in form and substance satisfactory to Pershing, that Broker's agreement with such clearing broker provides that such clearing broker will accept on conversion all Broker and customer accounts then maintained by Pershing; and (iv) the name of an individual or individuals within new clearing broker's organization whom Pershing may contact to coordinate the conversion. The Conversion Notice shall accompany Broker's notice of termination given pursuant to this paragraph. If Broker fails to give Conversion Notice to Pershing, Pershing may notify Broker's customers as Pershing deems appropriate of the termination of this Agreement and may make such arrangements as Pershing deems appropriate for transfer or delivery of customer and Broker accounts. The reasonable expense of notifying those customers and making such arrangements shall be charged to Broker.

22.5 Survival. Termination of this Agreement in any manner shall not release Broker or Pershing from any liability or responsibility with respect to any representation or warranty or transaction effected on the books of Pershing.

22.6 Termination Fee. If Broker terminates this Agreement  pursuant to Paragraph
22.1 above, or Pershing  terminates this Agreement pursuant to Paragraph 22.2 or
22.3 within the period specified in Schedule A, Broker shall pay to Pershing a termination fee and will reimburse Pershing for Deconversion Expenses as stated in Schedule A.

22.7 Termination by Broker. Broker may, upon notice to Pershing, terminate this Agreement in the event (a) DLJ or Pershing voluntarily suspends transaction of business or otherwise ceases to offer any services contemplated by this Agreement; (b) DLJ or Pershing becomes insolvent or unable to pay any indebtedness as it matures; (c) DLJ or Pershing commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (d) DLJ or Pershing makes an assignment for the benefit of creditors; (e) DLJ or Pershing applies for or consents to the appointment of a receiver or trustee for it, or for any substantial portion of its property; (f) DLJ or Pershing makes an assignment to an agent authorized to liquidate any substantial part of its assets; (g) DLJ or Pershing has an involuntary case commenced against it with any court or other authority seeking liquidation, reorganization or a creditor's arrangement; (h) of a change in control of DLJ or Pershing; or (i) that an order of any court or other authority appoints any receiver or trustee for DLJ or Pershing or for any substantial portion of its property. If Broker terminates this Agreement pursuant to this Paragraph 22.8, (i) Pershing shall promptly refund to Broker any remaining amounts not already refunded of the $1,500,000 Internet Development Costs identified in Schedule A; (ii) Pershing shall provide reasonable opportunity and assistance to Broker in transitioning and converting to another clearing firm and online transaction provider service at Broker's cost and expense, and (iii) each party will return to the other party any confidential information it has acquired from the other party except as required by law and to the extent reasonably possible. If not exercised within ninety (90) days after receiving written notice of a change in control of DLJ or Pershing, Broker's right to terminate pursuant to Paragraph 22.7(h) shall expire.

23.0 CONFIDENTIAL NATURE OF DOCUMENTS AND OTHER INFORMATION

         Neither Pershing nor Broker shall disclose the terms of this Agreement or information obtained as a result thereof or information regarding the identity of or transactions of the other's customers to any outside party except to regulatory or self-regulatory organizations, pursuant to judicial process or as otherwise required by law or to authorized employees of the other. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of the other party. Broker and Pershing shall each maintain the confidentiality of documents, data, business methods, customer information and other information received from the other party pursuant to this Agreement.

         Broker acknowledges that the services Pershing provides hereunder involve Broker access to proprietary technology, trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets and shall be safeguarded by Broker, and that Broker shall exercise reasonable care to protect Pershing's interest in such trade secrets. Broker agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may reasonably be expected to come into contact with such systems. Broker agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

         Pershing acknowledges that the services Broker provides hereunder involve Pershing access to proprietary technology, trading and other information constituting trade secrets and shall be safeguarded by Pershing, and that Pershing shall exercise reasonable care to protect Broker's interest in such trade secrets. Pershing further acknowledges that the software and services it is providing in connection with this Agreement will be used by Broker, its customers and its agents to transmit confidential and sensitive financial and personal information, and that Pershing shall exercise reasonable care to protect the privacy of such information. Pershing shall comply with all applicable laws, including without limitation, the Gramm-Leach-Bliley Act. Pershing agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

24.0 ACTION AGAINST CUSTOMERS BY PERSHING

         Pershing may, in its sole discretion and at its own expense and, upon reasonable prior written notice to Broker, institute and prosecute in its name any action or proceeding against any of Broker's customers in relation to any controversy or claim arising out of Pershing's transactions with Broker or with Broker's customers. Nothing contained in this Agreement shall be deemed either
(a) to require Pershing to institute or prosecute such an action or proceeding; or (b) to impair or prejudice its right to do so, should it so elect, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker assigns to Pershing its rights against its customer as necessary to effectuate the provisions of this paragraph.

25.0 NOTICES

         Any Notice required or permitted to be given under this Agreement shall be sufficient only if it is in writing and sent by hand or by certified mail, return receipt requested, to the parties at the following address:

         Broker:

Muriel Siebert & Co., Inc.
885 Third Avenue
Suite 1720
New York, New York 10022
Attention:  Ms. Muriel Siebert

with copies to:

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103
Attention:  Warren Nimetz, Esq.


         Pershing:

Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation One Pershing Plaza
Jersey City, NJ  07399
Attn: Mr. James Crowley, Managing Director

     cc:  Legal Department

26.0  ARBITRATION

26.1 Arbitration Requirement. Any dispute between Broker and Pershing that cannot be settled shall be taken to arbitration as set forth in paragraph 26.3 below.

26.2 ARBITRATION DISCLOSURE.

EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT:

       o      ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

       o THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

       o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

       o THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

       o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

26.3 ARBITRATION AGREEMENT.

EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT:

              ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., OR NASD REGULATION INC., AND IN
              ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION AND SHALL BE CONDUCTED AS A BROKER TO BROKER OR MEMBER VS MEMBER DISPUTE. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.

              NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

27.0 GENERAL PROVISIONS

27.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Broker and Pershing. No assignment of this Agreement or any rights, including those to indemnification hereunder by Broker shall be effective unless Pershing's written consent shall be first obtained.

27.2 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected thereby.

27.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

27.4 Entire Agreement Amendments and Duties Not Specifically Enumerated Herein. This Agreement and all other agreements mutually signed by the parties represent the entire agreement between the parties with respect to the subject matter contained herein and all prior discussions, agreements, and promises, written or oral, are merged herein. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties, as expressly stated in another written agreement signed by the parties or as required by law.

27.5 Captions. Captions herein are for convenience only and are not of substantive effect.

27.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws or principles thereof. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

27.7 Citations. Any reference to the rules or regulations of the SEC, NASD, the NYSE, or any other regulatory or self-regulatory organization are current citations. Any changes in the citations (whether or not there are any changes in the text of such rules or regulations) shall be automatically incorporated herein.

27.8 Construction of Agreement. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Pershing and Broker or between Broker and other brokers for whom Pershing may perform the same or similar services.

27.9 Third-Parties. This Agreement is between the parties hereto and is not intended to confer any benefits on third-parties including, but not limited to, customers of Broker or each of Broker's divisions.

27.10 Non-Exclusivity of Remedies. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by a party to this Agreement to exercise any right, power, remedy, or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy, or privilege. No single, partial, or other exercise of any such right, power, remedy, or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy, or privilege.

27.11 SEC Release 34-31511 Provision. Pursuant to the interpretation of Introducing Accounts on a Fully-Disclosed Basis contained in SEC Release 34-31511, it is hereby agreed between Broker and Pershing that, insofar as the "financial responsibility rules" of the SEC and Securities Investor Protection Act only are applicable, the accounts Broker introduces to Pershing on a fully-disclosed basis shall be considered to be accounts of Pershing and not Broker's accounts.

27.12 United States Postal Service Documents. Broker hereby appoints Pershing as its attorney-in-fact for the purpose of executing such documents as are necessary to allow Broker and its customers to participate in the FASTforward program of the United States Postal Service. This may include, but not be limited to Pershing's execution, on an annual basis, on Broker's behalf, of the FASTforward Processing Acknowledgment Form.

27.13 Provision of Reports and Exception Reports. On or before the effective date of this Agreement, Pershing shall provide to Broker, Pursuant to NYSE Rule 382(e), a list of all reports (e.g. exception-type reports) it offers to Broker. Broker shall promptly notify Pershing, in writing, of those specific reports it elects to receive. Pershing and Broker each represent that their obligations relative to exception reports, pursuant to NYSE Rule 382(e) have been completed. (NYSE Information Memo 99-33)

28.0    OWNERSHIP AND LICENSES

28.1 License to Use Systems. In order to effectuate the terms of this Agreement and to allow each party to perform its duties hereunder, Pershing hereby grants to Broker a non-exclusive, non-transferable, non-assignable limited license for the term of this Agreement (i) to access and use the various account information, trading and order entry systems to which access is contemplated pursuant to this Agreement, whether pursuant to the schedules attached hereto or otherwise ("the Systems"), and (ii) for Broker to allow its agents and customers to access and use the Systems in accordance with the provisions herein and as stated in (i) immediately above. Said license shall be limited to the use of the most recently updated version of Systems (provided that any additional charge for to implement or utilize the most recently updated version is not inconsistent with any pricing agreement between Pershing and Broker currently in effect and such additional charge is reasonable under the circumstances, and that Broker has had a reasonable opportunity to transition to the most recently updated version) in accordance with the written manuals and procedures provided by Pershing in effect from time to time (provided that Broker has been made aware of such procedures). Pershing and Broker agree that changes in written manuals and procedures shall reasonably relate only to the functionality of the Systems and that Pershing shall not remove or materially change functionality of the Systems by changing such manuals or procedures and removing or materially changing such functionality without Broker's written consent, except where changing such functionality is required by law. Broker shall not, directly or indirectly, modify the features or functionality of, copy or create derivative works using all or any portion of, peel semiconductor components, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code from the Systems or authorize or encourage any third-party to do so.

28.2 License to Software Products. Subject to receipt by Pershing of the fees set forth in the pricing schedules attached hereto and approval by Pershing as to technical and legal attributes (such approval not to be unreasonably withheld) of any customized version created by Broker, Pershing will provide or arrange for the provision of software and other services, features of which will enable Broker's customers or its representatives to contact Broker and transact business through Broker via various media, as may be agreed upon by the parties, including a site or pages of a site located on the World Wide Web and reached through an Internet address, which shall be unique to Broker (but which shall not be required to be a domain name unique to Broker) (the "Software Products"). Upon Broker's request from time to time, Pershing shall modify the Software Products as mutually agreed by the parties. To the extent required, Pershing hereby grants to Broker a non-exclusive, non-transferable, non-assignable limited license for the term of this Agreement to access and use the Software Products solely for the purposes for which they were created and provided to
Broker: to enable its customers and representatives (a) to communicate with Broker and access the Systems; and (b) access financial information and transact business with Broker through the various media (as may be agreed to by the parties from time to time, which currently include via a website, wireless device and telephone). Said license shall be limited to the use of the most recently updated version of the Software Products (provided that any additional charge to implement or utilize the most recently updated version is not


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

inconsistent with any pricing agreement between Pershing and Broker currently in effect and such additional charge is reasonable under the circumstances and that Broker has had a reasonable opportunity to transition to the most recently updated version) in accordance with the written manuals and procedures provided by Pershing in effect from time to time (provided that Broker has been made aware of such procedures). Pershing and Broker agree that changes in written manuals and procedures shall reasonably relate only to the functionality of the Software Products and that Pershing shall not remove or materially change functionality of the Software Products by changing such manuals or procedures and removing or materially changing such functionality without Broker's written consent, except where changing such functionality is required by law. Except as specifically permitted pursuant to the first sentence of this Paragraph 28.2 or as otherwise authorized by Pershing, Broker shall not, directly or indirectly, modify the features or functionality of, copy or create derivative works using all or any portion of, peel semiconductor components, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code from the Software Products or authorize or encourage any third-party to do so.

28.3 Ownership of the Systems and Software Products. Except as provided by this Agreement, nothing herein shall be construed to transfer to Broker any rights, title and/or interest in and to the Systems or to the Software Products, including without limitation, the intellectual property rights therein. Pershing represents that the Systems and Software Products are considered the trade secrets of Pershing and its affiliates. As between Broker and Pershing, Pershing shall at all times be and remain the sole and exclusive owner of the Systems and Software Products, including any and all home page design(s), methodologies, techniques, software libraries, and know-how used by Pershing or incorporated into the Systems and Software Products, including all improvements, modifications, or enhancements thereto. Except with respect to intellectual property rights in trademarks and copyrights belonging to Broker, Pershing and its affiliates retains all rights, title, and interest in and to Systems and Software Products, including without limitation, all applicable copyrights
(including without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works), copyright registrations, and applications, trademark rights (including without limitation, registrations and applications), patent rights, trade-names, mask-work rights, trade secrets, moral rights, authors' rights, and all renewal and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction. If at any time Broker proposes or makes modifications to its customized version of any System or Software Product ("Modification"), all right, title and interest in the Modifications shall be deemed to be a work made for hire. To the extent that title to any such Modification may not vest in Pershing by operation of law, or such Modifications may not be considered works made for hire, all right, title, and interest to therein are hereby irrevocably assigned to Pershing. All such Modifications shall belong exclusively to Pershing, with Pershing having the right to obtain and to hold in its own name copyright registrations, patents, and such other intellectual property protection as may be appropriate to the subject matter, and any extensions and renewals thereof. Broker agrees to give Pershing and any person designated by Pershing reasonable assistance, at Pershing's expense, required to perfect the rights defined in this Section. Unless otherwise directed by Pershing, upon the termination of this Agreement, Broker shall immediately turn over to Pershing all Modifications, including, but not limited to, computer programs, working papers, descriptions, reports, and data. Nothing contained in this Paragraph 28.3 shall be construed as preventing Pershing from assigning any intellectual property right with respect to any


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

Modification to any third-party. Notwithstanding anything to the contrary herein, this Paragraph 28.3 shall not apply to materials, content, software or other intellectual property owned or developed by or on behalf Broker, its agents or affiliates, or any business entity with which Broker has entered into a strategic alliance or is otherwise doing business ("Non-Pershing Property"). Nothing in this Agreement shall be construed as transferring to Pershing any rights, title and/or interest in or to any such Non-Pershing Property, and all such rights, title and interest shall at all times remain with Broker, its agents or affiliates, or any business entity with which Broker has entered into a strategic alliance or is otherwise doing business. This Paragraph 28.3 shall survive any termination of this Agreement.

28.4 Protection of the Systems and Software Products. Pershing shall, from time to time, provide Broker with passwords, codes, certificates, and other identification devices and security measures (the "Identification Devices") necessary to access and use the Systems and Software Products. Broker shall determine whether and which of its customers, employees,or agents shall have access to the Systems and Software Products. Broker shall be solely responsible for the assignment, distribution, and maintenance of all Identification Devices such that it will grant access to the Systems and Software Products only to those individuals who are authorized by Broker. Nothing in this paragraph shall affect or diminish Pershing's right to refuse to provide any or all the Systems and Software Products to Broker, its agents or employees or any customers of Broker for default as set forth in this Agreement, provided that Pershing complies with its obligations to give notice of default as required pursuant to Paragraph 22.2 and the default has not been cured as permitted by that Paragraph. Broker shall be responsible for and shall provide the same level of security as Broker applies to its own source code and trade secrets in the protection, maintenance, and distribution of those Identification Devices and codes within its organization and to its agents and customers, but in no case less than reasonable security. Any loss, theft, or discovery of any Identification Devices shall be reported to Pershing immediately and Broker shall be responsible for any unauthorized use, and for any loss resulting from unauthorized use, of any Identification Device prior to the time the loss, theft, or discovery of the Identification Device is reported to Pershing, except where such security breach is due to an act or omission of Pershing. Pershing shall be responsible for and shall provide the same level of security as it applies to its own confidential information and trade secrets in the protection of personal and financial information transmitted through the System and Software Products, but in no case less than reasonable security.

28.5 Restricted Use of Data. Broker acknowledges that certain information available via the Systems and Software Products cannot be viewed by or otherwise distributed to an individual who is a member of any exchange or the NASD, or of any corporation of which an exchange owns a majority of the capital stock, or of a member firm or member corporation of any exchange or the NASD or of any corporation, firm or individual engaged in the business of dealing either as a broker or a principal in securities, bills of exchange, acceptances, or other forms of commercial paper (hereinafter "Professional User"). Broker acknowledges that it will not use or knowingly permit any other Professional User to access or view the restricted information except in their capacity as public customers. In addition, certain information available through the Systems cannot be viewed by or otherwise distributed to Broker's customers. Broker acknowledges that Broker will not knowingly authorize such individual to view the restricted information. Pershing's or its affiliates' mere creation and license of the Systems and Software Products to be used by Broker as tools for conducting its business does not diminish Broker's responsibility for compliance with all applicable rules as set forth in paragraph 6 of this Agreement.



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

28.6 Options Price Reporting Authority Requirements. In providing the Systems and Software Products, Broker may allow access to information concerning options contracts to its customers or itself, which information has been licensed to Pershing. Broker hereby certifies that, for each customer to whom it instructs Pershing to provide access to information concerning options contracts, it has obtained a written agreement in which the customer agrees that he or she: (1) shall receive options information solely for such person's own use; (2) shall not retransmit or otherwise furnish options information to any other person; (3) shall acknowledge that options information is and shall remain the property of the respective exchange or other market on which a reported transaction took place or a reported quotation was entered; and (4) shall acknowledge that; (i) neither the Options Price Reporting Authority (OPRA), OPRA's processor, nor any OPRA Participant guarantees the timeliness, sequence, accuracy, or completeness of any options last sale price, quotation information, or other market information provided by OPRA; (ii) neither OPRA, OPRA's processor nor any OPRA Participant shall be liable in any way to such customer, broker or any other person for any loss, damages, cost, or expense which may arise from any failure of performance by OPRA, OPRA's processor, or any OPRA Participant, or from any delays, inaccuracies, errors in or omissions of, any Options Information, or in the transmission or delivery thereof, whether or not due to any negligent act or omission on the part of OPRA, OPRA's processor or any OPRA Participant; and
(iii) in no event shall OPRA, OPRA's processor or any OPRA Participant be liable for any incidental, special, indirect, or consequential damages, including but not limited to, lost profits, trading losses, or damages resulting from inconvenience, or loss of use of the Service. Such written agreement shall state that it is for the express benefit of OPRA, OPRA's processor, and each OPRA Participant. In addition, Broker, on its own behalf, acknowledges its understanding of OPRA's responsibilities under this Paragraph 28.6. In addition, Broker agrees that it shall maintain and preserve for at least three years sufficient records to identify the names and addresses of its customers to whom it is authorized to provide the Service, together with copies of all customer agreements and billing records. At the request of OPRA, Broker agrees to permit representatives of OPRA to have access to such records, and to provide to OPRA any information that OPRA may reasonably request concerning its customers. Broker further acknowledges that its acknowledgments and agreements as stated above should are for the express benefit of OPRA, OPRA's processor, and each OPRA participant.

28.7 Receipt of Information from Third-Parties and Reality Online Inc. In providing the Systems and Software Products, Broker may allow access to information to its customers or itself, which information has been licensed to Pershing by a third-party, including without limitation Reality Online Inc.

IN WITNESS WHEREOF the parties have hereto affixed their hands and seals by their duly authorized officers on the day and date first above written.



         This Agreement contains a pre-dispute arbitration clause in Paragraph 26 beginning on page 20. Broker acknowledges receiving a copy of this Agreement.



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


                            MURIEL SIEBERT & CO., INC.:

                                /s/ Nicholas P. Dermigny
                            ---------------------------------
                            By:    Nicholas P. Dermigny
                            Title:



                            PERSHING/ DIVISION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

                                /s/ James T. Crowley
                            ---------------------------------
                            By:    James T. Crowley
                            Title:



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